 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2019

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule

On June 6, 2019, ShiftPixy, Inc. (the “Company”) received two letters from the staff of the Listing Qualification Department (the “Staff”) of the NASDAQ Stock Market LLC (“NASDAQ”), which notified the Company that (1) for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Capital Market under NASDAQ’s Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”) and (2) that it is no longer in compliance with the Minimum Market Value of Listed Securities (the ”MVLS”) of $35,000,000 requirement for continued listing on the NASDAQ Capital Market under NASDAQ’s Listing Rule 5550(b)(2) (the “MVLS Requirement”).

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market. In accordance with NASDAQ Listing Rule 5810(c)(3)(A) and 5810(c)(3)(C), if during the 180 calendar days following the date of the notifications, or prior to December 3, 2019, the closing bid price of the Company’s common stock is at or above $1.00 and the MVLS is at or above $35,000,000 for a minimum of ten consecutive business days, but generally no more than 20 consecutive business days, the Staff will provide the Company with written confirmation of compliance.

If the Company does not achieve compliance with the Minimum Bid Price Requirement by December 3, 2019, the Company may be eligible for an additional 180 calendar days compliance period if the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities would be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but the Staff may refuse to grant the Company’s request for continued listing.

There can be no assurance that the Company will successfully regain compliance with either the Minimum Bid Price Requirement or the MVLS Requirement rules within the extension period, or at all. The Company disclaims any intention to update this Current Report on Form 8-K to disclose any action or response that the Company may decide to take after the filing of this report, unless required by law, rule, or regulation.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: June 11, 2019	By:	/s/ Patrice H. Launay
Patrice Launay
Chief Financial Officer

3